Exhibit 10.3

PACWEST BANCORP
STOCK INCENTIVE PLAN
STOCK AWARD AGREEMENT

[insert date]

1. Definitions. Unless otherwise defined herein, the terms defined in the PacWest Bancorp 2017 Stock Incentive Plan, as amended (the “Plan”) shall have the same defined meanings in this Stock Award Agreement (“Agreement”) and the Notice of Stock Award Grant attached hereto as Appendix A.

2. Grant of Stock Award. Pursuant to the terms and conditions set forth in the Notice of Stock Award Grant, this Agreement, and the Plan, PacWest Bancorp (the “Company”) grants to the grantee named in the Notice of Stock Award Grant (“Grantee”) on the date of grant set forth in the Notice of Stock Award Grant (“Date of Grant”) the number of Shares set forth in the Notice of Stock Award Grant. This Stock Award is intended to be a Restricted Stock Award or a Performance Stock Award, as provided in the Notice of Stock Award Grant.

3. Vesting. The Grantee shall vest in the Granted Stock in accordance with the vesting schedule provided for in the Notice of Stock Award Grant; provided, however, that the Grantee shall cease vesting in the Granted Stock on the Grantee’s Termination Date or the date on which the Compensation Committee of the Company’s Board of Directors (the “Administrator”) determines that the performance goals, if any, provided for in the Notice of Stock Award Grant were not satisfied during the designated period of time. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those shares of Granted Stock that are outstanding on the date of the Vesting Event.

4. Risk of Forfeiture.

(a) General Rule. The Granted Stock shall initially be subject to a Risk of Forfeiture. The Shares subject to a Risk of Forfeiture shall be referred to herein as “Restricted Shares”.

(b) Lapse of Risk of Forfeiture. The Risk of Forfeiture shall lapse as the Grantee vests in the Granted Stock.

(c) Forfeiture of Granted Stock; [Clawback]. The Restricted Shares shall automatically be forfeited and immediately returned to the Company on the Grantee’s Termination Date or the date on which the Administrator determines that the performance goals, if any, provided for in the Notice of Stock Award Grant were not satisfied during the designated period of time. [In consideration of the grant of this Stock Award, the Grantee agrees that this Stock Award and any Restricted Shares and Granted Stock hereunder (and/or other consideration awarded in settlement of this Stock Award) will be subject to forfeiture and/or repayment to the extent provided for in the PacWest Bancorp Clawback Policy, as in effect from time to time, if it is determined in accordance with the policy that a Clawback Event (as defined in such policy) has occurred.]

(d) Additional Shares or Substituted Securities. In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock or any other increase or decrease in the number of issued and outstanding Shares effected without receipt of consideration by the Company, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Restricted Shares or into which such Restricted Shares thereby become convertible shall immediately be subject to a Risk of Forfeiture, which Risk of Forfeiture shall lapse at the same time and in the same manner as the Risk of Forfeiture to which the corresponding Restricted Share is subject.

(e) Escrow. Upon issuance, the stock certificates for Granted Stock shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Subsection (d) above shall immediately be delivered to the Company to be held in escrow, but only to the extent the shares of Granted Stock are at the time Restricted Shares. All regular cash dividends on Restricted Shares (or other securities at the time held in escrow) shall be paid directly to the Grantee and shall not be held in escrow (such distributions may, however, be delivered to an address at the Company for delivery to the Grantee). Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for cancellation upon forfeiture of the Restricted Shares; or (ii) released to the Grantee upon the Grantee’s request to the Administrator on or after the date the shares of Granted Stock are no longer Restricted Shares. Grantee agrees not to make a request to the Company’s transfer agent for delivery of any share certificates representing any shares of Granted Stock so long as such shares are Restricted Shares.

5. Rights as a Stockholder. The Grantee shall have the rights of a stockholder with respect to the dividends paid by the Company. Grantee shall not be entitled to vote any unvested shares of Granted Stock. Upon the vesting of any portion of the Stock Award, the Grantee shall have the voting rights with respect to any such vested shares of Granted Stock.

6. Non-transferability of Stock Award. Except as otherwise provided for in the Plan, this Stock Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. If the Grantee transfers all or part of this Stock Award pursuant to the previous sentence, then the terms of this Agreement, the Plan and the Notice of Stock Award shall apply to the transferee to the same extent as to the Grantee.

7. Regulatory Compliance. The issuance of Common Stock pursuant to this Agreement shall be subject to full compliance with all then applicable requirements of law and the requirements of any stock exchange or interdealer quotation system upon which the Common Stock may be listed or traded.

8. Modification and Termination. The rights of the Grantee are subject to modification and termination in certain events, as provided in the Plan.

9. Withholding Tax. The Company’s obligation to deliver Shares or remove any restrictive legends upon vesting of such Shares under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements. The Grantee shall pay to the Company an amount equal to the withholding amount (or the Company may withhold such amount from the Grantee’s salary) in cash or, to the extent permitted under Section 402 of the Sarbanes-Oxley Act of 2002 and the regulations adopted pursuant thereto, with Shares (including previously vested Granted Stock) with an aggregate fair market value equal to the withholding amount calculated using the maximum statutory withholding amount permitted to be withheld under applicable tax rules.

10. Nondisclosure. Grantee acknowledges that the grant and terms of this Stock Award are confidential and may not be disclosed by Grantee to any other person, including other employees of the Company and other participants in the Plan, without the express written consent of the Company’s Chief Executive Officer. Notwithstanding the foregoing, the Grantee may disclose the grant and terms of this Stock Award to the Grantee’s family member, financial advisor, and attorney and as may be required by law or regulation. Any breach of this provision will be deemed to be a material breach of this Agreement.

11. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of California without regard to principles of conflict of laws.

12. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their legal representatives, heirs, and permitted transferees, successors and assigns.

13. Plan. This Agreement and the Notice of Stock Award Grant are subject to all of the terms and provisions of the Plan, receipt of a copy of which is hereby acknowledged by the Grantee. The Grantee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Administrator upon any questions arising under the Plan, this Agreement, and the Notice of Stock Award Grant.

14. Rights to Future Employment. This Stock Award does not confer upon the Grantee any right to continue in the Service of the Company or any Affiliate, nor does it limit the right of the Company to terminate the Service of the Grantee at any time.

15. Entire Agreement. The Notice of Stock Award Grant, this Agreement, and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) between the parties which relate to the subject matter hereof.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Stock Award is granted under and governed by the terms and conditions of this Agreement and the Plan and the Notice of Stock Award Grant, both of which are attached and incorporated herein by reference. This Stock Award is of no force and effect until this Agreement is signed by you and the Company’s representative, the Notice of Stock Award Grant is signed by you.

GRANTEE:	PACWEST BANCORP

By:	By:
Name:		Christopher D. Blake
Executive Vice President, Human Resources

Social Security Number

Address:

APPENDIX A

PACWEST BANCORP
STOCK INCENTIVE PLAN
NOTICE OF STOCK AWARD GRANT

This Notice of Stock Award Grant is part of the Stock Award Agreement between Grantee and the Company dated [insert date] and is of no force and effect until the Stock Award Agreement is signed by Grantee and the Company’s representative, this Notice of Stock Award Grant is signed by Grantee.

You have been granted the following Stock Award:

Name of Grantee:

Total Number of Shares Granted: (“Granted Stock”)

Type of Stock Award:	[Restricted] [Performance] Stock Award

Date of Grant:	[insert date]

Vesting Schedule:

[Insert for Restricted Stock]

[The Granted Stock shall vest in full over [•] years. The first [•] of the Granted Stock shall vest on the date the Grantee completes [•] year(s) of continuous Service after the Vesting Commencement Date. An additional [•] of the Granted Stock shall vest on the date the Grantee completes each year of continuous Service thereafter until Grantee is 100% vested in the Restricted Stock on the [•] year anniversary of the Vesting Commencement Date.]

[Insert for Performance Stock]

[The Performance Goal established for 100% vesting of the Granted Stock is [insert performance measure] of [insert performance target]. [•] percent of the Granted Stock shall vest on the date the Compensation, Nominating and Governance Committee of the Board of Directors of the Company (the “Administrator”) determines that the Company achieved [insert performance measure] of [insert performance target]. [The remaining percent will vest on the date the Administrator determines the Company achieved [insert performance measure] of [insert performance target].

Vesting Commencement Date: The date that is the last day of the month in which the Grant is made.

Please sign below to acknowledge the terms and conditions of this Stock Award.

ACKNOWLEDGED BY GRANTEE:

By:
Name: